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                                                                   EXHIBIT 10.34

                         AGREEMENT FOR PURCHASE AND SALE

         This Agreement for Purchase and Sale (the "Agreement"), is made and entered as of February 9, 2001, by and among Black Warrior Wireline Corp., a Delaware corporation ("Seller"), and St. James Capital Partners, L.P. (the "Purchaser") and sets forth the terms and conditions of the sale and purchase of warrants to purchase shares of Seller's common stock par value $0.005 per share (the "Common Stock"), for 400,000 shares, being issued as of the date hereof and substantially in the form attached hereto as Exhibit A (the "Warrants").

         WHEREAS, Seller has requested Purchaser to agree to be bound by, and Purchaser has agreed to be bound by, the terms of Section 3.2.1 of the First Amendment to Loan and Security Agreement between Coast Business Credit and the Seller dated January 29, 2001.

         WHEREAS, Seller desires to sell to Purchaser the Warrants which Warrants shall be delivered to Purchaser at the time this document is executed.

         WHEREAS, Seller desires to grant to Purchaser certain registration rights in respect of the Common Stock that may be acquired on the exercise of the Warrants, which registration rights shall have the terms and be subject to the conditions set forth in the Registration Rights Agreement dated as of the date hereof between Seller and Purchaser as amended and modified and substantially in the form attached hereto as Exhibit B (the "Registration Rights Agreement").

         WHEREAS, this Agreement, the Warrants, and the Registration Rights Agreement are collectively referred to herein as the "Transaction Documents".

         NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein, the parties agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

         1.1 Purchase and Sale of the Warrants. Subject to the terms of this Agreement, Seller agrees to and does hereby issue, sell and deliver the Warrants to Purchaser at the Closing (as defined herein), and Purchaser agrees to and does hereby purchase and accept the Warrants from Seller.

         1.2 Consideration for Purchase of the Warrants. As consideration for the purchase of each of the Warrants issued and to be issued hereunder (the "Consideration"), subject to the terms of this Agreement, Purchaser hereby agrees to be bound by, the terms of Section 3.2.1 of the First Amendment to Loan and Security Agreement between Coast Business Credit and the Seller dated January 29, 2001.


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                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Purchaser that each of the following statements (i) are true and correct on the date hereof:

         2.1 Authority. Subject to Section 3.1 hereof, Seller has all requisite corporate power and authority to enter into the Transaction Documents and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of Seller. Subject to Section 3.1 hereof, the Transaction Documents have been executed and delivered by Seller and constitute the valid and binding obligation of Seller, enforceable in accordance with their terms, subject to bankruptcy, insolvency, moratorium and other similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         2.2 Approvals. Subject to Section 3.1 hereof, there is no legal impediment to the execution and delivery of the Transaction Documents by Seller or to the consummation of the transactions contemplated thereby, and no filing or registration with, or authorization, consent or approval of, a Governmental Entity, shareholders or any other third party is necessary for the consummation by Seller of the transactions contemplated thereby.

         2.3 Capitalization. Subject to Section 3.1 hereof, all of the Common Stock issued on the exercise of the Warrants will be fully paid, non-assessable and free and clear of any Encumbrances. As used in this Agreement, the term "Encumbrance" means and includes (i) any security interest, mortgage, deed of trust, lien, charge, pledge, proxy, adverse claim, equity, power of attorney, or restriction of any kind, including but not limited to, any restriction or servitude on the use, transfer, receipt of income, or other exercise of any attributes of ownership, and (ii) any Uniform Commercial Code financing statement or other public filing, notice or record that by its terms purports to evidence or notify interested parties of any of the matters referred to in clause (i) that has not been terminated or released by another proper public filing, notice or record.

         2.4 Disclosures. Neither this Agreement nor any Exhibit or Schedule hereto, nor any certificate or other instrument furnished to Purchaser or Purchaser or its counsel by Seller in connection with the transactions contemplated hereby, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

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                                   ARTICLE III
                                    COVENANTS

         3.1 Capitalization. Seller agrees that, on or before February 28, 2001, the Seller shall secure an amendment to Seller's Articles or Certificate of Incorporation to increase the number of shares that the Seller is authorized to issue to a number sufficient to authorize the issuance of the current outstanding shares of the Seller and all shares that are issuable upon the conversion of all of the Seller's convertible notes and securities and upon the exercise of any warrants or options to purchase the Seller's Common Stock.


                                   ARTICLE IV
                                   THE CLOSING

         4.1 Time and Place. The closing of the purchase and sale of the Warrants (the "Closing") will take place as of a date agreed to by the parties (the "Closing Date"), at the offices of Rosen, Cook & Sledge unless another time and place are agreed to by the parties.

         4.2 Documents to be Delivered at Closing. The Seller shall deliver, or cause to be delivered, to Purchaser at the Closing the following documents:

             4.2.1    this Agreement;

             4.2.2 Warrants to purchase up to an aggregate of 400,000 shares of Common Stock;

             4.2.3    the Registration Rights Agreement;

                                    ARTICLE V
                               GENERAL PROVISIONS

         5.1 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements contained in this Agreement shall survive the Closing.

         5.2 Notices. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, transmitted by telecopier (with receipt confirmed) or mailed by registered or certified first class mail, postage prepaid, return receipt requested to the parties hereto at the address set forth below (as the same may be changed from time to time by notice similarly given) or the last known business or residence address of such other person as may be designated by either party hereto in writing.

             (a)      If to Seller:     Black Warrior Wireline Corp.
                                        3748 Highway #45 North
                                        Columbus, Mississippi  39701
                                        Attn:  William L. Jenkins

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             (b)      If to Purchaser:  St. James Capital Partners, L.P.
                                        c/o St. James Capital Corp.
                                        777 Post Oak Blvd., Suite 950
                                        Houston, Texas 77056
                                        Attn: James H. Harrison

         5.3 Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof,(ii) shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and is not intended to confer upon any other person any rights or remedies hereunder, (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware and (iv) may be executed in two or more counterparts which together shall constitute a single agreement.

         5.4 Assignment.

             (a) Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by Seller (whether by operation of law or otherwise) without the prior written consent of the Purchaser.

             (b) Purchaser may assign its rights and obligations hereunder, under the Warrants or any other Transaction Document, subject to the terms hereof and upon prior written notice to Seller. Each such assignee (an "Assignee") shall execute an Assignment and Acceptance substantially in the form of Exhibit C. Upon the execution of such Assignment and Acceptance by such Assignee, (i) the Assignee shall be a "Purchaser" hereunder and, to the extent provided in the Assignment and Acceptance, shall have the rights and obligations of a Purchaser hereunder, and (ii) the assigning Purchaser (an "Assignor") shall, to the extent provided in the Assignment and Acceptance, be released from its obligations hereunder.

             (c) An Assignor hereunder shall, if requested by the Assignee, deliver the Warrants in favor of such Assignor to the Seller, and the Seller shall issue replacement Warrants in favor of the Assignor and the Assignee in the amounts and for such shares as are indicated in the Assignment and Acceptance. The replacement Warrants shall be issued for an exercise price per share equal to the exercise price set forth in the Warrants to be delivered to Seller under this Section 5.4(c).

         5.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which constitutes an original execution and, in the aggregate, constitute a single document.

         5.6 Expense Reimbursement. Seller will reimburse Purchaser all of Purchaser's direct costs relating to the negotiation, documentation and closing of the transactions contemplated by this Agreement, including without limitation the direct fees and expenses of counsel for Purchaser.

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         5.7 Restrictions on Transfer. Purchaser shall not transfer the Warrants or any new warrants described in Section 1.4 of this Agreement, except as provided in the Warrants and provided further that the Warrants may be distributed to the partners of the Purchaser.










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                             SELLER'S SIGNATURE PAGE

         IN WITNESS WHEREOF, Seller has signed this Agreement as of the date first written above.


                                                BLACK WARRIOR WIRELINE CORP.


                                                By:
                                                   -----------------------------
                                                   William L. Jenkins, President



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                           PURCHASER'S SIGNATURE PAGE

         IN WITNESS WHEREOF, Purchaser has signed this Agreement as of the date first written above.

                                    ST. JAMES CAPITAL PARTNERS, L.P.
                                    By: St. James Capital Corp., General Partner


                                    By:
                                       -----------------------------------------
                                               John L. Thompson, President